UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane , Suite 1500
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange
(indicate by check)
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Offering

On May 14, 2026, Par Petroleum, LLC (the “Issuer”), a wholly owned subsidiary of Par Pacific Holdings, Inc. (the “Company”), completed the issuance of $500 million in aggregate principal amount of 7.375% Senior Notes due 2034 (the “Notes”) in a private placement (the “Offering”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under an Indenture, dated as of May 14, 2026 (the “Indenture”), among the Issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2026, to holders of record on the immediately preceding May 15 and November 15. The Notes will mature on June 1, 2034, unless earlier redeemed or purchased. The Notes are initially fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the Company and each of the Issuer’s existing subsidiaries that guarantee the ABL Credit Facility (as defined herein).

The Issuer may redeem all or part of the Notes at any time prior to June 1, 2029 at a redemption price equal to 100% of the principal amount of Notes redeemed, plus a “make whole” premium and accrued and unpaid interest, if any, to the date of redemption. The Issuer may redeem the Notes at any time on or after June 1, 2029 at the redemption prices described in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. Additionally, at any time prior to June 1, 2029, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with an amount equal to all or a portion of the net cash proceeds of certain equity offerings, at a redemption price equal to 107.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

If a “change of control” occurs that results in a “ratings decline” (each as defined in the Indenture) occurs, holders of the Notes will have the option to require the Issuer to purchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes purchased, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains restrictive covenants limiting the ability of the Issuer and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness or issue certain disqualified equity, create liens on certain assets, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, sell certain assets to secure debt, agree to certain restrictions on the ability of restricted subsidiaries to make distributions, loans or other asset transfers to the Issuer, merge, consolidate, sell or otherwise dispose of all or substantially all assets or engage in transactions with affiliates. The Indenture also contains customary events of default.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and the form of the Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

New ABL Credit Facility

On May 14, 2026, the Issuer, the Company and certain subsidiaries thereof (collectively, the “credit parties”) entered into an Amended and Restated Asset-Based Revolving Credit Agreement (the “New ABL”) with a group of lenders and Wells Fargo Bank, National Association, as agent, issuing bank and swing lender, to amend and restate, increase and extend the Asset-Based Revolving Credit Agreement, dated as of April 26, 2023 (as amended or otherwise modified prior to the effectiveness of such amendment and restatement, the “Existing ABL”).

The New ABL is a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $1.8 billion with a $500 million incremental facility, which is subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for our and our subsidiaries’ capital expenditures, turnaround expenditures, working capital and general corporate purposes. The New ABL provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sublimits of $180 million for swing loans and $600 million for letters of credit. The New ABL will mature on May 14, 2031.

Loans under the New ABL bear interest at an annual rate equal to (i) 1.25% plus Secured Overnight Financing Rate (“SOFR”) plus a base rate, if the credit parties’ quarterly excess availability is greater than 50.0%, (ii) 1.50% plus SOFR plus a base rate, if the credit parties’ quarterly excess availability is more than 30.0% but less than 50.0%, or (iii) 1.75% plus SOFR plus a base rate, if the credit parties’ quarterly excess availability is less than 30.0%. All borrowings under the New ABL are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties. The credit parties are also required to pay a commitment fee on the unutilized commitments and pay customary letter of credit fees.

The New ABL contains customary covenants for a financing of this type and requires the credit parties in certain circumstances to comply with a minimum fixed charge coverage ratio test, and contains other customary restrictive covenants that limit the credit parties’ ability and the ability of their subsidiaries to, among other things, incur liens, engage in a consolidation, merger and purchase or sale of assets, pay dividends, incur indebtedness, make advances, investments and loans, enter into affiliate transactions, issue equity interests or create subsidiaries and unrestricted subsidiaries.

The foregoing description of the New ABL is qualified in its entirety by reference to the full text of the New ABL, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 14, 2026, the Company issued a press release announcing the closing of the Offering and the New ABL. The full text of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference. The furnishing of information in this Current Report, including Exhibit 99.1, is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report, including Exhibit 99.1, is material or complete, or that investors should consider this information before making an investment decision with respect to any securities of the Company, the Issuer or their affiliates.

The offer and sale of the Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, these securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities or any other securities, nor shall there be any sale of these securities or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 14, 2026, among Par Petroleum, LLC, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 7.375% Senior Notes due 2034 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1*	Amended and Restated Asset-Based Revolving Credit Agreement, dated as of May 14, 2026, by and among Par Pacific Holdings, Inc., as Holdings, Par Petroleum, LLC, Par Hawaii, LLC, Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, Par Montana LLC, Par Rocky Mountain Midstream, LLC, U.S. Oil & Refining Co. and Par Hawaii Refining, LLC, as Borrowers, Wells Fargo Bank National Association, as Agent, Issuing Bank, and Swing Lender, the lenders party thereto, as the Lenders, and the other issuing banks party thereto, as Issuing Banks.

99.1	Press Release, dated May 14, 2026, announcing the closing of the Offering and the New ABL.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2026

PAR PACIFIC HOLDINGS, INC.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Senior Vice President, General Counsel and Secretary